FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
June 26, 2024
Jefferies Announces Second Quarter 2024 Financial Results
Quarterly Dividend Increased 16.7% to $0.35 Per Common Share

Q2 Financial Highlights
•Net earnings attributable to common shareholders of $146 million, or $0.64 per diluted common share. Our pre-tax income for the quarter was $228 million
•Annualized return on adjusted tangible shareholders' equity1 of 9.2%
•Net revenues of $1.66 billion
➢    Investment Banking net revenues of $803 million
➢ Capital Markets net revenues of $691 million
➢ Asset Management net revenues (before allocated net interest4) of $173 million
•At May 31, 2024, we had 212.1 million common shares outstanding and 253.7 million shares outstanding on a fully diluted basis2. Our book value per common share was $46.57 and adjusted tangible book value per fully diluted share3 was $31.27 at May 31, 2024
Increased Quarterly Cash Dividend
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.35 per Jefferies common share, a 16.7% increase from the prior dividend rate, payable on August 30, 2024 to record holders of Jefferies common shares on August 19, 2024.
Management Comments
“Our second quarter net revenues of $1.66 billion reflect continued positive momentum in Investment Banking and another solid quarter in Capital Markets, with particularly strong performance in Equities.
"Investment Banking net revenues of $803 million were up 8.6% from the prior quarter and 59.4% from the same quarter last year across all lines of business. Overall, momentum continues to build across our Investment Banking business, as the market opportunity improves and the investment we have made in our platform translates to increased market share. We are increasingly optimistic about the second half of 2024 and 2025 based on our backlog and trends we observe today.
"Capital Markets net revenues of $691 million were modestly lower than the prior quarter and up 24.1% versus the same quarter last year, with strength in Equities offsetting a moderation in Fixed Income after its strong first quarter.
"Asset Management had a reasonable performance, as market conditions for trading in certain of our strategies normalized after a strong first quarter.
"Our performance this year across business lines has resulted in improved operating margins versus last year. We expect margins to continue to improve as we realize the full potential of investments we have made in our Investment Banking platform and the market for investment banking activity continues to strengthen. We believe margins also will benefit over time from maintaining a strong discipline around expenses and leveraging investments made in technology that drive innovation, increase productivity, and strengthen our offerings and capabilities.

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"Overall, we feel very positive about the direction and prospects of Jefferies. Our alliance with SMBC continues to gain momentum, we closed on the sale of Foursight, we continue to make smart investments in technology that will support our future growth and, most importantly, we have an incredible culture of delivering for our clients, while supporting our people and our communities. In light of all this, our Board of Directors has increased our quarterly dividend 16.7% to $0.35 per common share."
Richard Handler, CEO, and Brian Friedman, President

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Financial Summary

$ in thousands, except per share amounts	Three Months Ended May 31,			Six Months Ended May 31,
	2024	2023[13]	% Change	2024	2023[13]	% Change
Net revenues:
Investment Banking and Capital Markets	$1,494,447	$1,061,019	41%	$2,945,735	$2,278,151	29%
Asset Management	156,524	(30,899)	N/M	429,907	37,556	N/M
Other	5,474	7,490	(27)%	19,006	5,395	252%
Net revenues	1,656,445	1,037,610	60%	3,394,648	2,321,102	46%
Net earnings from continuing operations before income taxes	227,754	17,919	N/M	447,996	175,937	155%
Income tax expense	73,107	9,235	692%	129,066	37,929	240%
Net earnings from continuing operations	154,647	8,684	N/M	318,930	138,008	131%
Net income (losses) from discontinued operations, net of income taxes	40	—	N/M	(7,851)	—	N/M
Net earnings	154,687	8,684	N/M	311,079	138,008	125%
Net losses attributable to noncontrolling interests	(4,790)	(3,513)	36%	(12,228)	(9,568)	28%
Net losses attributable to redeemable noncontrolling interests	—	(198)	(100)%	—	(454)	(100)%
Preferred stock dividends	13,741	—	N/M	27,930	2,016	N/M
Net earnings attributable to common shareholders	$145,736	$12,395	N/M	$295,377	$146,014	102%

Earnings (losses) per common share:
Basic from continuing operations	$0.66	$0.05	N/M	$1.37	$0.60	128%
Basic from discontinued operations	—	—	N/M	(0.03)	—	N/M
Basic	$0.66	$0.05	N/M	$1.34	$0.60	124%
Diluted from continuing operations	$0.64	$0.05	N/M	$1.34	$0.60	123%
Diluted from discontinued operations	—	—	N/M	(0.03)	—	N/M
Diluted	$0.64	$0.05	N/M	$1.31	$0.60	118%

Weighted average common shares	219,971	242,568		219,935	240,825
Weighted average diluted common shares	226,146	245,413		225,587	246,870

N/M — Not Meaningful

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Highlights

Three Months Ended May 31, 2024	Six Months Ended May 31, 2024

•Net earnings attributable to common shareholders of:
◦$146 million, or $0.64 per diluted common share
◦$145 million, or $0.64 per diluted common share, from continuing operations
•Annualized return on adjusted tangible shareholders' equity[1] of 9.2%
•We had 212.1 million common shares outstanding and 253.7 million common shares outstanding on a fully diluted basis[2] at May 31, 2024. Our book value per common share was $46.57 and tangible book value per fully diluted share[3] was $31.27 at May 31, 2024.
•Effective tax rate of 32.1%. The lower tax rate compared to the same quarter last year of 51.5% is primarily due to the higher amount of pre-tax income in the current quarter.

•Net earnings attributable to common shareholders of:
◦$295 million, or $1.31 per diluted common share
◦$301 million, or $1.34 per diluted common share, from continuing operations
•Annualized return on adjusted tangible shareholders' equity[1] of 9.4%.
•Repurchased 1.1 million shares of common stock for $44 million, at an average price of $40.66 per share in connection with net-share settlements related to our equity compensation plans.
•Effective tax rate of 28.8%. The higher tax rate compared to the prior year of 21.6% is primarily due to the recognition of a smaller excess tax benefit on restricted stock distributed during the current year.

Investment Banking and Capital Markets	Investment Banking and Capital Markets
•Investment Banking net revenues of $803 million were higher than the prior year comparable period, with strength across all lines of business.
•Advisory net revenues of $284 million and equity and debt underwriting net revenues of $455 million were higher than the same quarter last year, attributable primarily to market share gains.
•Underwriting net revenues of $455 million increased from the same quarter last year, due to increased equity underwriting as equity markets remained robust driving increased overall market volumes, as well as due to our expanded capabilities and enhanced market position. Debt underwriting activity improved as interest rates and inflationary concerns continued to stabilize.
•Capital Markets net revenues of $691 million were higher compared to the prior year quarter primarily due to stronger performance in Equities attributable to increased volumes and more favorable trading opportunities, while Fixed Income net revenues remained flat with the comparable prior year.

•Investment Banking net revenues were $1.54 billion, a 45% increase, with strength in all lines of business attributable primarily to increased market share.
•Advisory net revenues of $622 million and equity and debt underwriting net revenues of $793 million were higher than last year, attributable primarily to market share gains.
•Underwriting net revenues of $793 million increased from the prior year period, due to increased activity from both equity and debt underwriting as momentum from equity and leveraged finance markets benefited from continued market share gains.
•Capital Markets net revenues of $1.40 billion were higher compared to the prior year period primarily driven by stronger Equities net revenues attributable to continued market share gains during the period. Fixed Income net revenues remained consistent from the comparable prior year.

Asset Management	Asset Management
•Asset Management net revenues of $157 million were substantially higher than the prior year largely due to the consolidation of Stratos and Tessellis, which resulted in increased revenues, as well as the absence this year of losses in OpNet incurred in the prior year.

•Asset Management net revenues were $430 million, substantially higher than the prior year period, as Investment return net revenues improved due to strong performance across multiple investment strategies and funds. In addition, Other investments[14] net revenues were meaningfully higher than the prior year largely due to the consolidation of Stratos and Tessellis which resulted in increased revenues offset by an increase in expenses.

* * * *

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Amounts herein pertaining to May 31, 2024 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three and six months ended May 31, 2024 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about July 9, 2024.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

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Selected Financial Information

$ in thousands (unaudited)	Quarter Ended
	May 31, 2024	February 29, 2024	May 31, 2023[13]
Net revenues by source:
Advisory	$283,898	$338,567	$254,157
Equity underwriting	249,187	209,303	148,429
Debt underwriting	205,499	129,194	89,889
Total underwriting	454,686	338,497	238,318
Other investment banking	64,594	62,608	11,458
Total Investment Banking	803,178	739,672	503,933
Equities	407,092	359,138	278,691
Fixed income	284,177	352,478	278,395
Total Capital Markets	691,269	711,616	557,086
Total Investment Banking and Capital Markets Net revenues[5]	1,494,447	1,451,288	1,061,019
Asset management fees and revenues[6]	16,818	59,657	15,929
Investment return	32,942	117,640	32,477
Other investments, inclusive of net interest[14]	122,767	111,098	(66,180)
Allocated net interest[4]	(16,003)	(15,012)	(13,125)
Total Asset Management Net revenues	156,524	273,383	(30,899)
Other	5,474	13,532	7,490
Total Net revenues by source	$1,656,445	$1,738,203	$1,037,610

Non-interest expenses:
Compensation and benefits	$861,993	$926,871	$575,868
Brokerage and clearing fees	110,536	109,670	96,592
Underwriting costs	18,552	18,484	13,169
Technology and communications	135,238	137,512	118,936
Occupancy and equipment rental	29,327	28,153	24,395
Business development	68,630	57,651	43,587
Professional services	75,493	77,844	68,514
Depreciation and amortization	49,946	43,202	25,310
Cost of sales	37,462	34,671	2,362
Other	41,514	83,903	50,958
Total Non-interest expenses	$1,428,691	$1,517,961	$1,019,691

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$ in thousands (unaudited)	Six Months Ended May 31,
	2024	2023[13]
Net revenues by source:
Advisory	$622,465	$551,335
Equity underwriting	458,490	273,874
Debt underwriting	334,693	170,064
Total underwriting	793,183	443,938
Other investment banking	127,202	71,504
Total Investment Banking	1,542,850	1,066,777
Equities	766,230	583,985
Fixed income	636,655	627,389
Total Capital Markets	1,402,885	1,211,374
Total Investment Banking and Capital Markets Net revenues[5]	2,945,735	2,278,151
Asset management fees and revenues[6]	76,475	58,625
Investment return	150,582	59,911
Other investments, inclusive of net interest[14]	233,865	(58,757)
Allocated net interest[4]	(31,015)	(22,223)
Total Asset Management Net revenues	429,907	37,556
Other	19,006	5,395
Total Net revenues by source	$3,394,648	$2,321,102

Non-interest expenses:
Compensation and benefits	$1,788,864	$1,278,926
Brokerage and clearing fees	220,206	177,066
Underwriting costs	37,036	26,376
Technology and communications	272,750	232,321
Occupancy and equipment rental	57,480	51,710
Business development	126,281	80,425
Professional services	153,337	130,675
Depreciation and amortization	93,148	58,602
Cost of sales	72,133	4,530
Other	125,417	104,534
Total Non-interest expenses	$2,946,652	$2,145,165

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Financial Data and Metrics

Unaudited	Quarter Ended
	May 31, 2024	February 29, 2024	May 31, 2023
Other Data:
Number of trading days	64	61	64
Number of trading loss days[7]	1	3	10
Average VaR (in millions)[8]	$13.36	$15.13	$15.14

		Six Months Ended May 31,
		2024	2023
Other Data:
Number of trading days		125	124
Number of trading loss days[7]		4	13
Average VaR (in millions)[8]		$14.22	$14.03

In millions, except other data (unaudited)	Quarter Ended
	May 31, 2024	February 29, 2024	May 31, 2023
Financial position:
Total assets	$63,001	$60,933	$53,740
Cash and cash equivalents	10,842	7,616	8,005
Financial instruments owned	22,787	23,212	21,002
Level 3 financial instruments owned[9]	691	589	860
Goodwill and intangible assets	2,057	2,064	1,873
Total equity	9,952	9,867	9,765
Total shareholders' equity	9,875	9,780	9,696
Tangible shareholders' equity[10]	7,818	7,716	7,823
Other data and financial ratios:
Leverage ratio[11]	6.3	6.2	5.5
Tangible gross leverage ratio[12]	7.8	7.6	6.6
Number of employees at period end	7,611	7,745	5,335
Number of employees excluding OpNet and Stratos at period end	5,635	5,790	5,335

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Components of Numerators and Denominators for Earnings Per Common Share

	Three Months Ended May 31,		Six Months Ended May 31,
In thousands, except per share amounts	2024	2023	2024	2023
Numerator for earnings per common share from continuing operations:
Net earnings from continuing operations	$154,647	$8,684	$318,930	$138,008
Less: Net losses attributable to noncontrolling interests	(3,785)	(3,711)	(10,237)	(10,022)
Mandatorily redeemable convertible preferred share dividends	—	—	—	(2,016)
Allocation of earnings to participating securities	(13,741)	(4)	(27,930)	(830)
Net earnings from continuing operations attributable to common shareholders for basic earnings per share	$144,691	$12,391	$301,237	$145,184
Adjustment to allocation of earnings to participating securities related to diluted shares	—	(1)	—	(31)
Mandatorily redeemable convertible preferred share dividends	—	—	—	2,016
Net earnings from continuing operations attributable to common shareholders for diluted earnings per share	$144,691	$12,390	$301,237	$147,169

Numerator for earnings per common share from discontinued operations:
Net earnings (losses) from discontinued operations, net of taxes	$40	$—	$(7,851)	$—
Less: Net losses attributable to noncontrolling interests	(1,005)	—	(1,991)	—
Net earnings (losses) from discontinued operations attributable to common shareholders for basic and diluted earnings per share	$1,045	$—	$(5,860)	$—
Net earnings attributable to common shareholders for basic earnings per share	$145,736	$12,391	$295,377	$145,184
Net earnings attributable to common shareholders for diluted earnings per share	$145,736	$12,390	$295,377	$147,169

Denominator for earnings per common share:
Weighted average common shares outstanding	212,039	232,842	211,787	230,193
Weighted average shares of restricted stock outstanding with future service required	(2,329)	(1,853)	(2,366)	(1,989)
Weighted average restricted stock units outstanding with no future service required	10,261	11,579	10,514	12,621
Weighted average common shares	219,971	242,568	219,935	240,825
Stock options and other share-based awards	3,470	1,618	3,124	2,086
Senior executive compensation plan restricted stock unit awards	2,705	1,227	2,528	2,072
Mandatorily redeemable convertible preferred shares	—	—	—	1,887
Weighted average diluted common shares	226,146	245,413	225,587	246,870

Earnings (losses) per common share:
Basic from continuing operations	$0.66	$0.05	$1.37	$0.60
Basic from discontinued operations	—	—	(0.03)	—
Basic	$0.66	$0.05	$1.34	$0.60
Diluted from continuing operations	$0.64	$0.05	$1.34	$0.60
Diluted from discontinued operations	—	—	(0.03)	—
Diluted	$0.64	$0.05	$1.31	$0.60

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Notes
1.Annualized return on adjusted tangible shareholders' equity represents a non-GAAP financial measure. Refer to schedule on page 11 for a reconciliation to U.S. GAAP amounts.
2.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus preferred shares, restricted stock units, stock options and other shares. Refer to schedule on page 12 for a reconciliation to U.S. GAAP amounts.
3.Adjusted tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 12 for a reconciliation to U.S. GAAP amounts.
4.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Asset management fees and revenues include management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments, excluding certain Other investments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2023.
9.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
10.Tangible shareholders' equity (a non-GAAP financial measure) is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible shareholders' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible shareholders' equity, making these ratios meaningful for investors.
11.Leverage ratio equals total assets divided by total equity.
12.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible shareholders' equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
13.During the third quarter of 2023, we refined our allocated net interest methodology to better reflect net interest expense across our business units based on use of capital. As a result, the presentation of Net revenues and Net revenues by source has been recast to conform with the revised methodology.
14.Beginning in fiscal 2024, we now refer to "Merchant banking" as “Other investments” in our Asset Management reportable segment.

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Non-GAAP Reconciliations
The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP financial measures. Management believes such non-GAAP financial measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.
Annualized Return on Adjusted Tangible Equity Reconciliation

	Three Months Ended May 31,		Six Months Ended May 31,
$ in thousands	2024	2023	2024	2023
Net earnings attributable to common shareholders (GAAP)	$145,736	$12,395	$295,377	$146,014
Intangible amortization and impairment expense, net of tax	5,799	1,193	9,946	3,220
Adjusted net earnings to common shareholders (non-GAAP)	151,535	13,588	305,323	149,234
Preferred stock dividends	13,741	—	27,930	2,016
Adjusted net earnings to total shareholders (non-GAAP)	$165,276	$13,588	$333,253	$151,250

Annualized adjusted net earnings to total shareholders (non-GAAP)	$661,104	$54,352	$666,506	$302,500

Net earnings impact for net (earnings) losses from discontinued operations, net of noncontrolling interests	(1,045)	—	5,861	—
Adjusted net earnings to total shareholders from continuing operations (non-GAAP)	164,231	13,588	339,114	151,250
Annualized adjusted net earnings to total shareholders from continuing operations (non-GAAP)	656,924	54,352	678,228	302,500

	February 29,		November 30,
	2024	2023	2023	2022
Shareholders' equity (GAAP)	$9,780,097	$9,755,243	$9,709,827	$10,232,845
Less: Intangible assets, net and goodwill	(2,063,956)	(1,872,850)	(2,044,776)	(1,875,576)
Less: Deferred tax asset, net	(466,468)	(486,012)	(458,343)	(387,862)
Less: Weighted average impact of dividends and share repurchases	(49,053)	(70,895)	(115,344)	(195,393)
Adjusted tangible shareholders' equity (non-GAAP)	$7,200,620	$7,325,486	$7,091,364	$7,774,014

Annualized return on adjusted tangible shareholders' equity (non-GAAP)	9.2%	0.7%	9.4%	3.9%
Annualized adjusted net earnings to shareholders on adjusted tangible shareholders' equity from continuing operations (non-GAAP)	9.1%	0.7%	9.6%	3.9%

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Adjusted Tangible Book Value and Fully Diluted Shares Outstanding GAAP Reconciliation
Reconciliation of book value (shareholders' equity) to adjusted tangible book value and common shares outstanding to fully diluted shares outstanding:

$ in thousands, except per share amounts	May 31, 2024
Book value (GAAP)	$9,875,056
Stock options(1)	114,939
Intangible assets, net and goodwill	(2,057,302)
Adjusted tangible book value (non-GAAP)	$7,932,693

Common shares outstanding (GAAP)	212,053
Preferred shares	21,000
Restricted stock units ("RSUs")	14,180
Stock options(1)	5,065
Other	1,365
Adjusted fully diluted shares outstanding (non-GAAP)(2)	253,663

Book value per common share outstanding	$46.57
Adjusted tangible book value per fully diluted share outstanding (non-GAAP)	$31.27

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of May 31, 2024 of 5.1 million multiplied by the weighted average exercise price of $22.69 on May 31, 2024.

(2)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options and the impact of mandatorily convertible preferred shares if-converted to common shares.

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